Exhibit 10.3

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

dated as of

June 24, 2021

between

PERELLA WEINBERG PARTNERS

and

PWP PROFESSIONAL PARTNERS LP

TABLE OF CONTENTS

		Page

Article I

DEFINITIONS

Section 1.1	Definitions	1

Article II

APPROVAL OF CERTAIN MATTERS

Section 2.1	Approval of Professionals	4

Article III

TRANSFER

Section 3.1	Transfers and Joinders	7
Section 3.2	Binding Effect on Transferees	7
Section 3.3	Charter Provisions	7
Section 3.4	Legend	7

Article IV

PROFESSIONALS BOARD REPRESENTATION

Section 4.1	Nominees	8
Section 4.2	Committees	9
Section 4.3	No Liability to Professionals	9

Article V

TERMINATION

Section 5.1	Term	10
Section 5.2	Survival	10

Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.1	Representations and Warranties of Stockholders	10
Section 6.2	Representations and Warranties of the Company	10

INDEX OF DEFINED TERMS

Advisory Business De-SPAC Transaction	1
Affiliate	1
Agreement	1
Beneficial Ownership	1
Board	1
By-Laws	1
Certificate of Incorporation	1
Class A Shares	2
Class B Condition	2
Class B-1 Shares	2
Class B-2 Shares	2
Company	1
Company Plan	2
Contract	2
Control	2
Controlled Affiliate	2
Equity Interests	3
ERISA	2
Exchange Act	3
Exchangeable Units	3

Filings	3
Governmental Entity	3
Material Contract	3
Partnership	3
Partnership LP Agreement	4
Permitted Transferee	4
Person	4
Proceeding	13
Professionals	1
SEC	4
Secondary Class B Condition	4
Securities Act	4
Selected Courts	13
Stockholder	1
Stockholders	1
Subsidiaries	4
Subsidiary	4
Transfer	4
Voting Securities	4

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of June 24, 2021, is entered into by and among Perella Weinberg Partners (formerly known as FinTech Acquisition Corp. IV), a Delaware corporation (the “Company”), PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), and the Persons (as defined herein) who from time to time may become Company stockholders party hereto in accordance with this Agreement (such Persons, together with Professionals, each, a “Stockholder,” and collectively, “Stockholders”).

WHEREAS, the Stockholders and the Company desire to address herein certain relationships among themselves with respect to the Equity Interests (as defined below) and the Voting Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ADVISORY BUSINESS DE-SPAC TRANSACTION” means the transactions contemplated by that certain Business Combination Agreement, by and among the Company, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC, OP, Professionals, PWP GP LLC and Perella Weinberg Partners LLC.

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

A Person shall be deemed to have “BENEFICIAL OWNERSHIP” of securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

“BOARD” means the board of directors of the Company.

“BY-LAWS” means the Amended and Restated By-Laws of the Company, as may be further amended and/or restated from time to time.

“CERTIFICATE OF INCORPORATION” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be further amended and/or restated from time to time.

“CLASS A SHARES” means shares of the Class A Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class A Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B CONDITION” means the condition that Professionals or its limited partners as of June 24, 2021 or its or their respective successors or assigns maintains, directly or indirectly, ownership of OP Class A Common Units that represent at least ten percent (10%) of the issued and outstanding Class A Shares (calculated, without duplication, on the basis that all issued and outstanding OP Class A Common Units not held by the Company or its Subsidiaries had been exchanged for Class A Shares).

“CLASS B-1 SHARES” means shares of the Class B-1 Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B-1 Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B-2 SHARES” means shares of the Class B-2 Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B-2 Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“COMPANY PLAN” means each material (i) “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “multiemployer plans” (within the meaning of ERISA section 3(37)), and (iii) stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), under which any current or former employee, director or consultant of the Company or its Subsidiaries or Controlled Affiliates (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries or Controlled Affiliates has any present or future liability.

“CONTRACT” means any legally binding bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, in each case, whether contingent or otherwise and including all amendments thereto.

“CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

A “CONTROLLED AFFILIATE” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“EQUITY INTERESTS” means, with respect to a Stockholder and its Permitted Transferees, the Exchangeable Units Beneficially Owned by such Stockholder and its Permitted Transferees as of the date hereof, and all securities which such securities are exchanged for.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“EXCHANGEABLE UNITS” means each limited partnership unit of the OP designated as a “Partnership Class A Common Unit.”

“FILINGS” means annual, quarterly and current reports and other documents filed or furnished by the Company or any Subsidiary of the Company under the Exchange Act; annual reports to stockholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses and other documents filed or furnished by the Company or any of its Subsidiaries or Controlled Affiliates under the Securities Act.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“MATERIAL CONTRACT” means:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) any Contract that limits in any material respect the ability of the Company or any of its Subsidiaries, joint ventures or Controlled Affiliates to compete in any line of business or with any Person or in any geographic area;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries or Controlled Affiliates;

(iv) any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $15 million or more; and

(v) any Contract in respect of the sponsorship of a special purpose acquisition company.

“OP” means PWP Holdings LP, a Delaware limited partnership.

“OP CLASS A COMMON UNIT” means each limited partnership unit of the OP designated as a “Partnership Class A Common Unit.”

“OP PARTNERSHIP AGREEMENT” means the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of June 24, 2021, as may be amended and/or restated from time to time.

“PERMITTED TRANSFEREE” means any Person to whom a holder of an Exchangeable Unit would be permitted to Transfer an Exchangeable Unit pursuant to the OP Partnership Agreement.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SECONDARY CLASS B CONDITION” has the same meaning as the Class B Condition, except that “five percent (5%)” shall be substituted for “ten percent (10%)” for the purposes of this definition.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than fifty percent (50%) of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TRANSFER” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

“VOTING SECURITIES” means Class A Shares, Class B-1 Shares, Class B-2 Shares and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company.

ARTICLE II

APPROVAL OF CERTAIN MATTERS

Section 2.1 Approval of Professionals.

(a) So long as the Class B Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Professionals:

(i) any incurrence of indebtedness (other than inter-company indebtedness), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries or Controlled Affiliates in an amount in excess of $25 million;

(ii) any issuance by the Company or any of its Subsidiaries or Controlled Affiliates in any transaction or series of related transactions of equity or equity-related securities (other than preferred stock, which is addressed by Section 2.1(a)(iii) below) which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, more than five percent (5%) of the total number of votes that may be cast in the election of directors of the Company (other than (1) upon issuances of securities pursuant to the Company’s equity incentive plan (as the same may be supplemented, amended or restated from time to time), (2) upon the exchange of Exchangeable Units for securities pursuant to the Certificate of Incorporation and (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date of this Agreement or issued in compliance with this Agreement);

(iii) the authorization or issuance of any preferred stock by the Company or any of its Subsidiaries or Controlled Affiliates;

(iv) any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments by the Company or any of its Subsidiaries or Controlled Affiliates in a Person or group of related Persons in an amount greater than $25 million;

(v) any entry by the Company or any of its Subsidiaries or Controlled Affiliates into a new line of business that requires an initial investment in excess of $25 million;

(vi) any disposition or divestment by the Company or any of its Subsidiaries or Controlled Affiliates of any asset or business unit with a value in excess of $25 million;

(vii) the adoption of a stockholder rights plan by the Company;

(viii) any removal, change of duty or appointment of any officer of the Company that is, or would be, subject to Section 16 of the Exchange Act;

(ix) any amendment to the Certificate of Incorporation or By-Laws;

(x) any amendment to the OP Partnership Agreement;

(xi) the renaming of the Company;

(xii) the adoption of the Company’s annual budget and business plans and any material amendments thereto;

(xiii) the declaration and payment of any dividend or other distribution by the Company or any of its Subsidiaries or Controlled Affiliates (other than such dividends or other distributions (i) required to be made pursuant to the terms of any outstanding preferred stock of the Company or (ii) in connection with the Advisory Business De-SPAC Transaction, including the various reorganization transactions related thereto);

(xiv) the entry into any merger, consolidation, recapitalization, liquidation or sale of the Company or any of its Subsidiaries or Controlled Affiliates or all or substantially all of the assets of the Company or any of its Subsidiaries or Controlled Affiliates or consummation of a similar transaction (or series of related transactions) involving the Company or any of its Subsidiaries or Controlled Affiliates (other than a merger, consolidation or similar transaction (or series of related transactions) solely between or among the Company or any of its Subsidiaries or Controlled Affiliates and one or more direct or indirect wholly-owned subsidiaries of the Company or any of its Subsidiaries or Controlled Affiliates which transaction would not adversely impact the rights of Professionals or its limited partners) or entering into any agreement providing therefor;

(xv) voluntarily initiating any liquidation, dissolution or winding up of the Company or the OP or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or the OP or any of their Subsidiaries or Controlled Affiliates;

(xvi) the entry into, termination of or material amendment of any Material Contract by the Company or any of its Subsidiaries or Controlled Affiliates;

(xvii) the entry into any transaction, or series of similar transactions or Contract (other than a Company Plan unless otherwise required by any other provision hereof) that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Exchange Act;

(xviii) the initiation or settlement of any material Action by the Company or any of its Subsidiaries or Controlled Affiliates; or

(xix) changes to the Company’s taxable year or fiscal year.

(b) After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Professionals:

(i) any amendment to the Certificate of Incorporation or Bylaws that materially and adversely affects in a disproportionate manner the rights of Professionals or its limited partners; or

(ii) any amendment to the OP Partnership Agreement that materially and adversely affects in a disproportionate manner the rights of Professionals or its limited partners.

ARTICLE III

TRANSFER

Section 3.1 Transfers and Joinders. If a Stockholder effects any Transfer of Equity Interests to a Permitted Transferee or any other Person approved by the Company in its sole and absolute discretion, such Permitted Transferee shall, if not a Stockholder, within five (5) days of such Transfer execute a joinder to this Agreement, in substantially in the form attached hereto as Exhibit A, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 3.2 Binding Effect on Transferees. Subject to execution of a joinder to this Agreement within five (5) days of the applicable Transfer, in form and substance reasonably acceptable to the Company, pursuant to Section 3.1, such Permitted Transferee shall become a Stockholder hereunder.

Section 3.3 Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Voting Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Voting Securities) so as to prevent any amendment to the Certificate of Incorporation or By-Laws as in effect as of the date of this Agreement that would (a) add restrictions to the transferability of the Voting Securities by Professionals or its Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of Professionals or its Permitted Transferees who remain a “Stockholder” at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by Professionals or its Permitted Transferees.

Section 3.4 Legend. Any certificate representing Voting Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Stockholders Agreement, dated as of June 24, 2021, by and between Perella Weinberg Partners and the stockholders of Perella Weinberg Partners described therein.”

The Company shall make customary arrangements to cause any Voting Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

ARTICLE IV

PROFESSIONALS BOARD REPRESENTATION

Section 4.1 Nominees.

(a) The Company and each Stockholder shall take all reasonable actions within their respective control (including, with respect to Stockholders, voting or causing to be voted all of the Voting Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Voting Securities (including by causing their respective Voting Securities to be present, in person or by proxy, for quorum purposes at any Company stockholder meeting at which directors shall be elected), and, with respect to the Company, as provided in Sections 4.1(c), 4.1(d) and 4.1(e)) so as to cause:

(i) at any time during which either the Class B Condition or the Secondary Class B Condition is satisfied, to continue in office, not more than fifteen (15) directors (or such other number of directors as Professionals may agree to in writing);

(ii) at any time during which the Class B Condition is satisfied, a number of directors equal to a majority of the Board to be individuals designated by Professionals; and

(iii) at any time during which the Class B Condition is no longer satisfied and the Secondary Class B Condition is satisfied, a number of directors (rounded up to the nearest whole number) equal to one third of the Board to be individuals designated by Professionals.

(b) For so long as the Class B Condition or the Secondary Class B Condition is satisfied, if Professionals notifies the Stockholders of its desire to remove, with or without cause, any director previously designated by it, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Voting Securities and take all other reasonable actions within its control to cause the removal of such director.

(c) The Company agrees to include in the slate of nominees recommended by the Board those persons designated by Professionals in accordance with Section 4.1(a) and to include such persons in the Company’s proxy materials and form of proxy disseminated to stockholders in connection with the election of directors (including at any special meeting of stockholders held for the election of directors). Professionals shall include in its written communication of designation to the Board (x) director biographies in customary form and (y) reasonably detailed information regarding the independence of each such nominee intended to qualify as independent. The Company shall use its reasonable efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors (subject to Section 4.1(d)) and by soliciting proxies in favor of the election of such persons.

(d) Any person designated by Professionals in accordance with Section 4.1(a) shall be subject to (a) the reasonable approval of the Board’s nominating and corporate governance committee (if there be one) (such approval not to be unreasonably withheld, conditioned or delayed), and (b) the satisfaction of all legal and governance requirements (including those contained in the By-Laws) regarding service as a director of the Company; provided, that the Company shall at the request of Professionals so long as such request is not inconsistent with applicable law or exchange requirements, amend, modify or waive any such requirements so as not to any way impede the right of Professionals to nominate directors.

(e) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by Professionals in accordance with Section 4.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of Professionals. In the event that the size of the Board is expanded to more than fifteen (15) directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of the designees of Professionals that corresponds to the requirements of Section 4.1(a).

(f) In the event that at any time the number of directors entitled to be designated by Professionals pursuant to Section 4.1(a) decreases, Professionals and the Stockholders shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term such that the number of designated directors after such resignation(s) equals the number of directors Professionals would have been entitled to designate pursuant to Section 4.1(a). Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board. Notwithstanding the foregoing, such designated director(s) need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating and corporate governance committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of Professionals).

Section 4.2 Committees. For so long as this Agreement is in effect, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by Professionals that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that Professionals is entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and the Nasdaq Capital Market or by any other applicable stock exchange. It is understood by the parties hereto that Professionals shall not be required to have its directors represented on any committee and any failure to exercise such right in this Section 4.2 in a prior period shall not constitute any waiver of such right in a subsequent period.

Section 4.3 No Liability to Professionals. Neither Professionals, nor any Affiliate of Professionals, shall have any liability as a result of designating a person for nomination for election as a director, nor for any act or omission by such designated person in his or her capacity as a director of the Company, nor as a result of voting for any such designated nominee in accordance with the provisions of this Agreement.

ARTICLE V

TERMINATION

Section 5.1 Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a) upon the mutual consent of all of the parties hereto; or

(b) if the Secondary Class B Condition ceases to be satisfied.

Section 5.2 Survival. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in Section 4.3, this Section 5.2, Section 7.8 and Section 7.9; and (ii) the rights with respect to the breach of any provision hereof by the Company.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Stockholders. Each Stockholder represents and warrants to the Company that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (c) the execution, delivery and performance by Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or, if the Stockholder is an entity, the organizational documents of such Stockholder; and (d) such Stockholder has good and marketable title to the Equity Interests and Voting Securities owned by it as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the OP Partnership Agreement.

Section 6.2 Representations and Warranties of the Company. The Company represents and warrants to the Stockholders that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries or Controlled Affiliates is a party or by which the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email (provided a copy is thereafter promptly delivered by any other means as provided in this Section 7.1 or receipt is otherwise confirmed by the receiving party) or nationally recognized overnight courier, addressed to such party at the address or email address set forth below or such other address or email address as may hereafter be designated in writing by such party to the other parties:

(a) If to the Company, to:

Perella Weinberg Partners

767 Fifth Avenue

New York, New York 10153

Phone: (212) 287-3200

Email: vshendelman@pwpartners.com

Attention: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Phone: (212) 735-3000

Email: joseph.coco@skadden.com

    blair.thetford@skadden.com

    michael.schwartz@skadden.com

Attention: Joseph A. Coco, Esq.

    Blair T. Thetford, Esq.

    Michael J. Schwartz, Esq.

(b) if to a Stockholder, to:

the address and facsimile number set forth in the records of the Company.

Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 7.2 Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 7.3 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 7.5 Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Class A Shares, Class B-1 Shares and Class B-2 Shares, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares”, “Class B-1 Shares” and “Class B-2 Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares, Class B-1 Shares and Class B-2 Shares, as applicable.

Section 7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 7.7 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the SEC filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of Voting Securities to the extent applicable and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 7.8 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 7.9 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Professionals at their respective addresses referred to in Section 7.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.10 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto (including for the avoidance of doubt any successor by merger, division, consolidation or other similar transaction). No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until if required under Section 3.1, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 3.1. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 7.12 Status. Professionals shall not be deemed to be a member of a “group” (as such term is defined in Section 13D of the Exchange Act), and Professionals shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Class A Shares owned by any other Stockholder, because of this Agreement or any provision hereof.

Section 7.13 Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by Professionals or any of its limited partners in its capacity as a stockholder, partner or member of the Company or any of its Subsidiaries or Controlled Affiliates.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PERELLA WEINBERG PARTNERS

By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

PWP PROFESSIONAL PARTNERS LP

By: PERELLA WEINBERG PARTNERS LLC, its General Partner

By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	Authorized Person

[Signature Page to Stockholders Agreement]

Exhibit A

JOINDER

Perella Weinberg Partners, a Delaware corporation (the “Company”), has entered into that certain Stockholders Agreement by and between the Company and PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), dated as of [•], 2021 (as amended or supplemented, the “Stockholders Agreement”). The undersigned (“New Stockholder”) is required to execute this Joinder pursuant to Section 3.1 of the Stockholders Agreement for the purposes of such person agreeing to be bound by and fully comply with the terms of the Stockholders Agreement. The New Stockholder has agreed to execute this Joinder in consideration of the receipt of his, her or its shares of the Company.

NOW, THEREFORE, the New Stockholder hereby agrees to (a) become a party to the Stockholders Agreement with all right, title and interest as, and all obligations of, a “Stockholder” (as defined in the Stockholders Agreement) for all purposes of the Stockholders Agreement and (b) be bound by and fully comply with the terms of the Stockholders Agreement. The New Stockholder’s notice address for purposes of Section 7.1 of the Stockholders Agreement is:

Address:

Phone:

Email:

Attention:

IN WITNESS WHEREOF, the New Stockholder has executed this Joinder, this ____ day of ____________________, ________.

[New Stockholder]

By:

Name:

Title: